Exhibit 10.1

March 24, 2023
Adam Taich
Dear Adam:

We are pleased to appoint you to the position of Interim Chief Executive Officer. Your official transition date is 03/28/2023.

Compensation: Your compensation package is as follows:

a)	Salary: Your annual salary will be $600,000 paid on a bi-weekly basis. As an exempt-level employee in accordance with federal and state regulations, you are not eligible for overtime.

b)	Bonus: You will be eligible for an annual target bonus of 100% of eligible wages (before taxes and deductions).

c)	Stock Options: You will be eligible to receive an equity award of 95,000 stock options subject to the approval of SomaLogic’s Board of Directors. The equity award is subject to the Terms and Conditions of SomaLogic’s 2021 Omnibus Plan.

d)	Key Employee Severance Plan: You will be eligible to participate in our Key Employee Severance Plan as a Tier 1 participant.

2) Conditions of Your Employment: All other terms and conditions of your employment remain the same.

We are excited about your opportunities with this new position at SomaLogic and look forward to a mutually beneficial relationship.

Best Regards,

Troy Cox

Executive Chair